Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-266482) and Form S-8 (File No. 333-156269) of Middlesex Water Company of our report dated February 24, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP

Philadelphia, Pennsylvania

February 24, 2023